UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2017

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Q4 2016 Investor Update - Summary

LendingClub Corporation's mission is to transform the banking system to make credit more affordable and investing more rewarding. A core strength of our marketplace model is the ability to incorporate data insights to quickly and responsibly adapt for the benefit of our borrowers and investors. We have seen early signs of stabilization in delinquency rates across the existing loan portfolio following changes made several times in 2016, and implemented additional changes on January 11, 2017 to tighten the thresholds on borrower leverage on unique combinations of risk factors such as number of recent installments loans, revolving utilization, and higher risk scores on our proprietary scorecard. This group represents a small portion of the total borrower population but a notable portion of higher risk borrowers. We believe these steps will further strengthen our marketplace in which annual percentage rates are attractive to borrowers and returns, including the impact of credit losses, are attractive to investors.

We discuss these changes and provide updated loss forecasts in a letter from our Chief Investment Officer, which is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference into this Item 7.01. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: January 18, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)